UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 13, 2018

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05647	95-1567322
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

333 Continental Boulevard, El Segundo, California		90245-5012
(Address of principal executive offices)		(Zip Code)

(310) 252-2000

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 5—Corporate Governance and Management

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 13, 2018, the Board of Directors (the “Board”) of Mattel, Inc. (“Mattel” or the “Company”) elected Adriana Cisneros and Roger Lynch as new directors of Mattel and approved an increase in the size of the Board from seven to nine directors, in each case effective immediately. In accordance with Mattel’s director compensation program, Ms. Cisneros and Mr. Lynch each will be entitled to a cash retainer of $83,333 and a grant of restricted stock units valued at $116,667 (based on the closing price of Mattel’s common stock on the grant date of August 13, 2018), which represents a pro-ration of the annual director compensation based on the number of months (including partial months) they will serve from August 2018 to the date of Mattel’s 2019 Annual Meeting of Stockholders.

Ms. Cisneros, 38, has served as Chief Executive Officer of Cisneros Group of Companies (“Cisneros Group”), a global enterprise focused on media & entertainment, digital advertising solutions, real estate, and social leadership, since September 2013. She previously served as Vice Chairman and Director of Strategy of Cisneros Group from September 2005 to August 2013. Ms. Cisneros is currently President of Fundación Cisneros, a not-for-profit organization dedicated to improving education access in Latin America, and serves as a director of the International Academy of Television Arts & Sciences and a member of its executive committee. In addition, Ms. Cisneros is a trustee of the Paley Center for Media, Co-Chair of Endeavor Miami, and a member of the Latin American Acquisitions Committee of the Museum of Modern Art (“MoMA”) in New York City.

Mr. Lynch, 55, has served as President and Chief Executive Officer of Pandora Media, Inc. (“Pandora”), the streaming music provider, since September 2017, and is a member of its board of directors. Before joining Pandora, Mr. Lynch was the Chief Executive Officer and a director of Sling TV Holding LLC, the streaming television service of DISH Network LLC (“DISH”) that delivers sports, news and entertainment to broadband-connected services, from July 2012 to August 2017, and Executive Vice President, Advanced Technologies of DISH from November 2009 to July 2012. Prior to DISH, Mr. Lynch served as Chairman and Chief Executive Officer of Video Networks International, Ltd., an internet protocol television provider in the United Kingdom, as well as President and Chief Executive Officer of Chello Broadband N.V., a broadband internet service provider in Europe. Mr. Lynch currently serves as a director of Video Networks International, Ltd. and a member of the Board of Overseers of Dartmouth College’s Tuck School of Business.

Neither Ms. Cisneros nor Mr. Lynch has been named to a committee of the Board of Directors at this time.

There are no transactions between either Ms. Cisneros or Mr. Lynch and Mattel that would be reportable under Item 404(a) of Regulation S-K.

Section 7 – Regulation FD

Item 7.01. Regulation FD Disclosure.

On August 13, 2018, Mattel issued a press release regarding the elections of Ms. Cisneros and Mr. Lynch, a copy of which is furnished as Exhibit 99.1 hereto.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

    (d) Exhibits:

Exhibit No.	Exhibit Description

99.1**	Press release dated August 13, 2018, announcing the elections of Adriana Cisneros and Roger Lynch to the Board of Directors of Mattel.

** Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 13, 2018	MATTEL, INC.

	By:	/s/ Robert Normile
	Name:	Robert Normile
	Title:	Executive Vice President, Chief Legal Officer, and Secretary